UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2018

Prolung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

757 East South Temple Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 204-9623

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 3, 2018, ProLung, Inc. (the “Company”) held an annual and special meeting of its stockholders (the “Meeting”). Quorum for the Meeting was achieved with 1,820,130 or 47% of the 3,861,849 total outstanding shares voting. The Company amended its First Amended and Restated Bylaws on November 1, 2018 to provide that a quorum exists when the holders of shares of common stock of the Company (the “Common Stock”) having at least one-third of the votes which could be cast by the holders of all outstanding shares of Common Stock entitled to vote at each meeting of stockholders, are present in person or represented by proxy. The stockholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1. The following person was elected to serve as director to serve until the 2021 annual meeting of the stockholders of the Company or until his successor shall have been duly elected, unless he earlier resigns or is removed:

Name of Nominee	Votes For	Withheld (Against)
J. Scott Nixon	1,620,877	175,587

Because the Board of Directors of the Company has a staggered board, the terms of the remaining four directors did not expire as of this meeting.

2. The proposal to ratify the appointment of MaloneBailey, LLP to serve as the Company’s independent registered public accounting firm (independent auditors) for the year ending December 31, 2018 was approved based upon the following vote:

Votes For	1,800,255
Votes Against	19,875
Abstain/Broker Non-Vote	Nil

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: December 11, 2018	By	/s/ Jared Bauer
Jared Bauer, Interim Chief Executive Officer